Exhibit 99.1

1001 Louisiana Ave., Suite 2900 Houston, TX 77002 NYSE: SPN (713) 654-2200

FOR FURTHER INFORMATION CONTACT:

David Dunlap, President and CEO (713) 654-2200;

Robert Taylor, CFO or Greg Rosenstein, EVP, (504) 587-7374

Superior Energy Services Expects Second Quarter 2013 Results Below Range

of Expectations Largely Due to Transitory Issues;

Announces Second Quarter Earnings Call Schedule

HOUSTON — July 17, 2013 — Superior Energy Services, Inc. (NYSE: SPN) today announced that second quarter 2013 earnings per diluted share are expected to be in the range of $0.42 and $0.44, which is below the range of expectations established by research analysts following the Company. The Company will provide an update to annual guidance in its second quarter earnings press release.

The second quarter was negatively affected primarily by downtime associated with the repositioning of pressure pumping equipment from north Texas to supplement existing operations in other basins, flooding in North Dakota which curtailed demand for completions and production-related activity and lower coiled tubing activity in Mexico due to activity delays in the northern part of the country.

David Dunlap, CEO of Superior, commented, “Most of the issues that impacted us in the second quarter were transitory. The decision to reposition pressure pumping horsepower fits with our strategy of managing to margins rather than market share. As a result, instead of competing in a region where potential pricing and utilization were less than optimal, we were able to secure work in other areas. Our pressure pumping profit margins were unchanged as compared with the first quarter due to increased service intensity.

“The weather-related issues in North Dakota are over and activity in that area has improved. In Mexico, we have managed costs to the point where we anticipate margins to improve in the third quarter.

“Partially offsetting these issues were increased activity for our Drilling Products and Services Segment internationally and in the Gulf of Mexico, and certain services in the Production Services Segment in Latin America.

“As a result of the flexibility in our capital expenditures program, we still anticipate achieving one of our 2013 priorities of strong free cash flow generation.”

Second Quarter Earnings Conference Call

Superior also announced today that it will release its 2013 second quarter results on Monday, July 29, after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, July 30 at 11:00 a.m. Eastern time. Investors may participate either by phone or audio webcast.

By Phone:	Dial 480-629-9692 at least 10 minutes before the call. A replay will be available through August 13 by dialing 303-590-3030 and using the access code 4627650#.

By Webcast:	Connect to the webcast via the Investor Relations section of Superior Energy’s website at www.superiorenergy.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About Superior Energy Services

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the uncertainty of macroeconomic and business conditions worldwide, as well as the global credit markets; risks associated with the Company’s rapid growth; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved. Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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